UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 12, 2013

ACQUIRED SALES CORP.
(Exact name of registrant as specified in its charter)

Nevada	87-0479286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31 N. Suffolk Lane, Lake Forest, Illinois	60045
(Address of principal executive offices)	(Zip Code)

847-915-2446
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained in this Current Report that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control.  These factors include, but are not limited to, any factual matters, claims or counterclaims related to any litigation, economic conditions generally in the United States and internationally, and in the markets in which we have and may participate in the future, competition within our chosen industries, the state of our technology and technological advances and plans and our failure to successfully develop, compete in and finance our current and intended business operations.

Item 1.01 Entry into a Material Definitive Agreement.

Acquired Sales Corp., a Nevada corporation (sometimes “we”, “us” or the “Company”) and privately held and unrelated limited liability company Drumright Group, LLC (“Buyer”), executed and delivered a Stock Purchase Agreement on January 12, 2013 (the “SPA”).  The principal terms of the SPA were as follows: (i) the Company would sell its subsidiary Cogility Software Corporation (“Cogility”) to Buyer; (ii) the Company would receive three cash payments: an amount equal to $4,000,000 less the aggregate liabilities of Cogility on the closing date; $1,500,000 on the six month anniversary of the closing date subject to a possible delay as set forth in the Agreement; and $1,500,000 on the one year anniversary of the closing date; (iii) the Company would be responsible for all expenses of Cogility and the Company would collect all accounts receivable in regard to work completed by Cogility, through January 31, 2013, with expenses and revenue transitioning to Buyer thereafter; (iv) prior to the closing of the SPA, Cogility would assign to the Company’s subsidiary Defense & Security Technology Group, Inc. ("DSTG"), a contract to create so-called "legal analytics" software and, as a result, the "legal analytics" software contract would remain an asset of the Company (through its wholly owned subsidiary DSTG) and a part of the Company’s continued business operations.

The SPA contained customary and usual representations and warranties of the parties, along with various covenants to be observed and conditions to the obligations of each to close the SPA. A copy of the SPA was attached to our Current Report on Form 8-K dated January 16, 2013, and filed with the SEC on January 16, 2013, and which is incorporated herein by reference.

The SPA does not require and is not expected to result in any change of the Company’s board of directors or officers. The SPA does not require the issuance of any of the Company’s securities. The SPA does not require and is not expected to result in any change of control of the Company.  Pursuant to Nevada law, as interpreted by the Company, the sale of Cogility does not require the vote or approval of the Company’s stockholders because it does not constitute the sale of all of the Company’s assets. We expect to use the cash infusion from the SPA and the remaining DSTG contracts to continue operations and business expansions and acquisitions for the foreseeable future.

On February 11, 2013, Buyer, Cogility and the Company entered into Amendment No. 1 to the SPA where certain of the terms were amended, including but not limited to reducing the first cash payment down from $4,000,000 to $3,975,000 and the requirement that $300,000 thereof be placed in an escrow account in regard to a potential liability ("Amendment No. 1"), and Buyer purchased all of the capital stock and assets of Cogility from Buyer (the "Closing"). Subsequent to the Closing, Buyer learned of the existence of a second amendment to a license agreement between Cogility and one of its customers (the "Undisclosed Amendment to License Agreement"), which Undisclosed Amendment to License Agreement was not disclosed in the SPA or Amendment No. 1 and was unknown to the management of the Company; and Buyer notified the Company that, among other things, the existence of the Undisclosed Amendment to License Agreement constituted a breach of the SPA. A copy of Amendment No. 1 was attached to our Current Report on Form 8-K dated February 12, 2013, and filed with the SEC at that time, and which is incorporated herein by reference.

On July 17, 2013, Buyer, Cogility and the Company entered into an Amendment No. 2 to Stock Purchase Agreement ("Amendment No. 2") and also a Compromise and Release (the "Release"), pursuant to which Buyer compromised, released, waived and settled all claims in regard to the Undisclosed Amendment to License Agreement and related disputed issues, in consideration of a $2,000,000 reduction in the purchase price of all of the capital stock and assets of Cogility. Pursuant to Paragraphs 2 and 3 of Amendment No. 2, this $2,000,000 reduction in the purchase price of all of the capital stock and assets of Cogility is effected by: (1) eliminating the $1,500,000 payment that was previously due and payable by Buyer to the Company on August 11, 2013, and (2) reducing from $1,500,000 down to $1,000,000 the payment that was previously due and payable by Buyer to the Company on February 11, 2014.

Pursuant to Paragraph 2a of the Release, the following payments were to be made among the parties, primarily using the proceeds of Payments Received on the Unpaid BAH Invoices as defined in Section 1.5(a) of the SPA: (1) Buyer was to receive a credit of $33,000 resulting from a Stop Work Order for the DCGS Project, pursuant to Paragraph No. 6 of Amendment No. 1; (2) Buyer was to receive $3,090.50 in regard to legal fees incurred by Cogility prior to the Closing that were not paid off at the Closing; (3) Cogility was to receive $5,000, to be held for up to 30 days to cover miscellaneous outstanding invoices incurred by Cogility prior to the Closing, with any remaining portion of the $5,000 to be paid to the Company at the end of the 30 days; and (4) the Company was to receive the remaining $162,431.21. These payments were made and completed as of July 30, 2013.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

Exhibit No.	Exhibit Description
10.25*	Stock Purchase Agreement dated January 11, 2013
10.26**	Amendment No. 1 Stock Purchase Agreement
10.27	Amendment No. 2 Stock Purchase Agreement
10.28	Release Agreement

*Filed with Form 8-K on January 16, 2013.
**Filed with Form 8-K on February 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACQUIRED SALES CORP

/s/ Gerard M. Jacobs
Gerard M. Jacobs
Chief Executive Officer

Dated:  August 1, 2013